UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2017

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders (the “Annual Meeting”) of the Company was held on June 21, 2017. A total of 10,584,182 shares of common stock, representing 89.85% of the shares outstanding, were represented at the meeting. All matters voted upon at the Annual Meeting passed. The matters voted upon and the results of the votes were as follows:

Proposal 1: Election of Directors

Nominees	Votes For	Withheld

Ronald D. Black	3,577,508	1,909,523
William Cohen	3,229,398	2,257,633
Glenda Dorchak	2,942,648	2,544,383
Marc J. Eisenberg	4,771,681	715,350
Michael R. Ramelot	5,408,861	78,170
Theodore L. Tewksbury III	5,413,398	73,633

The six Directors listed above were elected to serve until the next annual meeting or until their respective successors are duly elected or appointed.

Proposal 2: Non-Binding Advisory Vote on Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
5,207,691	256,002	23,338	5,097,151

Proposal 3: Increase the Number of Authorized Shares of Common Stock Available for Issuance Under the 2014 Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
4,648,752	588,350	249,929	5,097,151

Proposal 4: Ratification of Plante & Moran, PLLC as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
9,838,576	653,303	92,303	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2017

ENERGY FOCUS, INC.

	By:	/s/ Michael H. Port
	Name:	Michael H. Port
	Title:	Chief Financial Officer and Secretary

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